Exhibit 10

SECURITIES EXCHANGE AGREEMENT

dated effective as of June 26, 2007

by and among

BLAZE ENERGY CORP.

and

ENVIRONMENTAL ENERGY SERVICES, INC.

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SECURITIES EXCHANGE AGREEMENT

THIS SECURITIES EXCHANGE AGREEMENT (the “Agreement”), dated effective as of June 26, 2007 (the “Effective Date”), is entered into by and among Environmental Energy Services, Inc., a Delaware corporation (“EESV”), and Blaze Energy Corp., a Delaware corporation (the “Blaze”). Certain capitalized terms used in this Agreement are defined in Section 7.3 hereof.

W I T N E S S E T H:

WHEREAS, as of the Effective Date, there were 1,000 issued and outstanding shares of the common stock, no par value, of EESV Fayetteville, Inc., a Georgia corporation (the “Subsidiary”), all of which shares (the “Subsidiary Stock”) are beneficially owned by EESV.

WHEREAS, Blaze proposes to acquire all of the Subsidiary Stock in exchange for the issuance of an aggregate of 70,000,000 shares of common stock, $0.01 par value, of Blaze (the “Exchange”); and

WHEREAS, the Boards of Directors of Blaze and EESV have determined that it is desirable to effect a plan of reorganization pursuant to 26 U.S.C. §368(a)(1)(B).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants, agreements, representations and warranties contained herein, the parties hereto agree as follows:

ARTICLE I.
ISSUANCE AND EXCHANGE OF SHARES

1.1

Issuance and Exchange.

At the Closing (as defined in Section 2.1 below), to be held in accordance with the provisions of Article II below and subject to the terms and agreements set forth herein, Blaze shall (a) authorize Blaze’s transfer agent to issue to EESV 70,000,000 shares of duly authorized and newly issued shares of common stock, $0.01 value, of Blaze (the “Blaze Stock”), in consideration for all of the issued and outstanding shares of common stock of Subsidiary.

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1.2

Exchange of Shares.

EESV shall have delivered to counsel for Blaze, prior to Closing, certificates evidencing the Subsidiary Stock, together with duly executed stock powers to effectuate the transfer, and Blaze shall have delivered to counsel for Blaze, prior to Closing, certificates evidencing the Blaze Shares. Counsel for Blaze shall release the Subsidiary Stock and the Blaze Stock, over which he has custody, to Blaze and EESV, respectively, at the Closing, assuming satisfaction by Blaze and EESV of all applicable conditions set forth in this Agreement.

ARTICLE II.
CLOSING

2.1

Closing.

The consummation of the Exchange by Blaze, EESV (the “Closing”) shall occur on July 31, 2007 at the offices of EESV, subject to the satisfaction or waiver of all of the conditions to Closing, or at such other place as the parties may agree upon.

2.2

Deliveries by Blaze.

Blaze shall deliver, or cause to be delivered, to EESV:

(a)

At or as soon as practicable after the Closing, certificates for the shares of Blaze Stock being exchanged, it being understood that the certificates will be prepared by Blaze’s transfer agent and delivered to EESV;

(b)

At the Closing, the items specified in Article VI below; and

(c)

At the Closing, all of the books and records of Blaze.

2.3

Deliveries by EESV.

At the Closing, EESV shall deliver to Blaze the items specified in Article VI below.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF EESV

EESV represents and warrants to Blaze as follows (it being acknowledged that Blaze is entering into this Agreement in material reliance upon each of the following representations and warranties, and that the truth and accuracy of each, as evidenced by their signature set forth on the signature page, constitutes a condition precedent to the obligations of Blaze hereunder):

3.1

Ownership of Stock.

EESV is the lawful owner of the Subsidiary Stock to be transferred to Blaze free and clear of all preemptive or similar rights, Liens, and the delivery to Blaze of the Subsidiary Stock pursuant to the provisions of this Agreement will transfer to Blaze valid title thereto, free and clear of all Liens. To the Knowledge of EESV, the Subsidiary Stock to be exchanged herein has been duly authorized and validly issued and is fully paid and nonassessable.

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3.2

Authority to Execute and Perform Agreement; No Breach.

EESV has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement, and to sell, assign, transfer and convey the Subsidiary Stock and to perform fully his respective obligations hereunder. This Agreement has been duly executed and delivered by EESV and, assuming due execution and delivery by, and enforceability against, Blaze, constitutes the valid and binding obligation of EESV enforceable in accordance with its terms, subject to the qualifications that enforcement of the rights and remedies created hereby is subject to (a) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors, and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). No approval or consent of, or filing with, any Governmental Entity, and no approval or consent of, or filing, with any other Person is required to be obtained by EESV or in connection with the execution and delivery by EESV of this Agreement and consummation and performance by them of the transactions contemplated hereby.

The execution, delivery and performance of this Agreement by EESV and the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof by EESV will not:

(a)

violate, conflict with or result in the breach of any of the terms of, or constitute (or with notice or lapse of time or both would constitute) a default under, any contract, lease, agreement or other instrument or obligation to which EESV is a party;

(b)

violate any order, judgment, injunction, award or decree of any court, arbitrator, governmental or regulatory body, by which EESV or the securities, assets, properties or business of EESV is bound; or

(c)

violate any statute, law or regulation to which EESV is subject.

3.3

Securities Matters.

EESV hereby represents, warrants and covenants to Blaze as follows:

(a)

EESV has been advised that the Blaze Stock has not been registered under the Securities Act, or any state securities act in reliance on exemptions therefrom.

(b)

The Blaze Stock is being acquired solely for EESV’s own account, for investment and are not being acquired with a view to or for the resale, distribution, subdivision or fractionalization thereof. EESV has no present plans to enter into any such contract, undertaking, agreement or arrangement and further understands that the Blaze Stock may only be resold pursuant to a registration statement under the Securities Act, or pursuant to some other available exemption.

(c)

EESV agrees that the certificate or certificates representing the Blaze Stock will be inscribed with substantially the following legend:

“The securities represented by this certificate have not been registered under the Securities Act of 1933. The securities have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for these securities under the Securities Act of 1933 or an opinion of counsel acceptable to the issuer of the securities represented by this certificate that registration is not required under said Act.”

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(d)

EESV acknowledges that an investment in Blaze is subject to a high degree of risk and that, even though Blaze’s common stock is quoted on the Pink Sheets, there exists no established trading market for the Blaze Stock.

3.4

Capital Structure.

As of the Effective Date, 1,000 shares of Subsidiary Stock were issued and outstanding and held by EESV, and no shares of Subsidiary Stock were held by Subsidiary in its treasury. All outstanding shares of Subsidiary Stock will have been duly authorized and validly issued, and will be fully paid and nonassessable and not subject to preemptive or similar rights. No bonds, debentures, notes or other indebtedness of Subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which EESV may vote are issued or outstanding. Subsidiary does not have and, at or after Closing will not have, any outstanding option, warrant, call, subscription or other right, agreement or commitment which either (a) obligates Subsidiary to issue, sell or transfer, repurchase, redeem or otherwise acquire or vote any shares of the capital stock of Subsidiary, or (b) restricts the voting, disposition or transfer of shares of capital stock of Subsidiary. There are no outstanding stock appreciation rights or similar derivative securities or rights of Subsidiary.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF BLAZE

Blaze as to itself and to its predecessor entity, Aztec Energy Corp., hereby represents and warrants to EESV as follows (it being acknowledged that EESV is entering into this Agreement in material reliance upon each of the following representations and warranties, and that the truth and accuracy of each, as evidenced by the execution of this Agreement by a duly authorized officer of Blaze, constitutes a condition precedent to the obligations of EESV hereunder):

4.1

Organization, Standing and Power.

Blaze is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. Blaze is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Blaze Material Adverse Effect. For purposes of this Agreement, the term “Blaze Material Adverse Effect” means any Material Adverse Effect with respect to Blaze, taken as a whole, or any change or effect that adversely, or is reasonably expected to adversely, affect the ability of Blaze to consummate the transactions contemplated by this Agreement in any material respect or materially impairs or delays Blaze’s ability to perform its obligations hereunder. Blaze has made available to EESV complete and correct copies of its charter documents and bylaws.

4.2

Capital Structure.

As of the Effective Date, the authorized capital stock of Blaze consists of 500,000,000 shares of common stock and 5,000,000 shares of preferred stock. Immediately prior to the Closing, there will be approximately 17,665,804 shares of common stock of Blaze issued and outstanding and no shares of preferred stock issued and outstanding. No shares of common stock of Blaze will be held by Blaze in its treasury. All outstanding shares of capital stock of Blaze will have been duly authorized and validly issued, and will be fully paid and nonassessable and not subject to preemptive or similar rights. No bonds, debentures, notes or other indebtedness of Blaze having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of Blaze

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may vote are issued or outstanding. Except for this Agreement, Blaze does not have, and at or after Closing will not have, any outstanding option, warrant, call, subscription or other right, agreement or commitment which either (a) obligates Blaze to issue, sell or transfer, repurchase, redeem or otherwise acquire or vote any shares of the capital stock of Blaze, or (b) restricts the voting, disposition or transfer of shares of capital stock of Blaze, except for a convertible promissory note dated June 6, 2003 in the original principal amount of $15,000.00 which is convertible into common stock at $0.01 per share. There are no outstanding stock appreciation rights or similar derivative securities or rights of Blaze.

4.3

Authority: Noncontravention.

Blaze has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by Blaze and the consummation by Blaze of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Blaze and is in compliance with the Plan of Bankruptcy as confirmed by the Court. This Agreement has been duly executed and delivered by Blaze and, assuming this Agreement constitutes the valid and binding agreement of EESV, constitutes a valid and binding obligation of Blaze, enforceable against Blaze in accordance with its terms, subject to (a) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors, and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof, will not, (x) conflict with any of the provisions of the charter documents or bylaws of Blaze, (y) subject to the governmental filings and other matters referred to in the following sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of first refusal, termination, cancellation or acceleration of any obligation (including to pay any sum of money) or loss of a benefit under, or require the consent of any Person under, any indenture or other agreement, Permit, concession, ground lease or similar instrument or undertaking to which Blaze is a party or by which Blaze or any of its assets are bound or affected, result in the creation or imposition of a Lien against any material asset of Blaze, which, singly or in the aggregate, would have a Blaze Material Adverse Effect, or (z) subject to the governmental filings and other matters referred to in the following sentence, contravene any law, rule or regulation, or any order, writ, judgment, injunction, decree, determination or award binding on Blaze currently in effect, which in the case of clauses (y) and (z) above, singly or in the aggregate, would have a Blaze Material Adverse Effect.  No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity or any third party which has not been received or made is required by or with respect to Blaze in connection with the execution and delivery of this Agreement by Blaze or the consummation by Blaze of the transactions contemplated hereby, except for consents, approvals, authorizations, declarations, filings and notices that, if not obtained or made, will not, individually or in the aggregate, result in a Blaze Material Adverse Effect.

4.4

Subsidiaries.

Blaze does not own, directly or indirectly, any of the capital stock of any other corporation or any equity, profit sharing, participation or other interest in any corporation, partnership, joint venture or other entity.

4.5

Intellectual Property.

Blaze does not own or use any trademarks, trade names, service marks, patents, copyrights or any applications with respect thereto. Blaze has no Knowledge of any claim that, or inquiry as to whether, any product, activity or operation of Blaze infringes upon or involves, or has resulted in the infringement of,

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any trademarks, trade names, service marks, patents, copyrights or other proprietary rights of any other Person, corporation or other entity; and no proceedings have been instituted, are pending or are threatened with respect thereto.

4.6

Absence of Certain Changes or Events; No Undisclosed Material Liabilities.

(a)

Blaze has conducted its business only in the ordinary course, and there has not been (i) any change, destruction, damage, loss or event which has had or could reasonably be expected to have, individually or in the aggregate a Blaze Material Adverse Effect; (ii) any declaration, setting aside or payment of any dividend or other distribution in respect of shares of Blaze’s capital stock, or any repurchase, redemption or other acquisition by Blaze of any shares of their respective capital stock or equity interests, as applicable; (iii) any increase in the rate or terms of compensation payable or to become payable by Blaze to its directors, officers or key employees; (iv) any entry into, or increase in the rate or terms of, any bonus, insurance, severance, pension or other employee or retiree benefit plan, payment or arrangement made to, for or with any such directors, officers or employees; (v) any entry into any agreement, commitment or transaction by Blaze, or waiver, termination, amendment or modification to any agreement, commitment or transaction, which is material to Blaze taken as a whole; (vi) any material labor dispute involving the employees of Blaze; (vii) any change by Blaze in accounting methods, principles or practices except as required or permitted by GAAP; (viii) any write-off or write-down of, or any determination to write-off or write-down, any asset of Blaze or any portion thereof; (ix) any split, combination or reclassification of any of Blaze’s capital stock or issuance or authorization relating to the issuance of any other securities in respect of, in lieu of or in substitution for shares of Blaze’s capital stock; (x) any amendment of any material term of any outstanding security of Blaze; (xi) any loans, advances or capital contributions to or investments in, any other Person in existence on the Effective Date made by Blaze; (xii) any sale or transfer by Blaze of any of the assets of Blaze, cancellation of any material debts or claims or waiver of any material rights by Blaze; or (xiii) any agreements by Blaze to (a) do any of the things described in the preceding clauses (i) through (xii) other than as expressly contemplated or provided for herein or (b) take, whether in writing or otherwise, any action which, if taken prior to the Effective Date, would have made any representation or warranty of Blaze in this Agreement untrue or incorrect in any material respect.

(b)

Blaze has no Liabilities, except as otherwise incurred in the ordinary course of business, and except for a convertible promissory note dated June 6, 2003 in the original principal amount of $15,000.00.

4.7

Books and Records.

The books of account and other financial records of Blaze, all of which have been made available to EESV, are complete and correct and represent actual, bona fide transactions.

4.8

Employees.

Except with regard to Sherman Hawkes, Blaze’s sole officer[s] and director[s], Blaze (a) has no employees, (b) does not owe any compensation of any kind, deferred or otherwise, to any current or previous employees, (c) has no written or oral employment agreements with any officer or director of Blaze or (d) is not a party to or bound by any collective bargaining agreement. There are no loans or other obligations payable or owing by Blaze to any stockholder, officer, director or employee of Blaze, nor are there any loans or debts payable or owing by any of such persons to Blaze or any guarantees by Blaze of any loan or obligation of any nature to which any such Person is a party.

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4.9

Employee Benefit Plans.

Blaze has no (a) non-qualified deferred or incentive compensation or retirement plans or arrangements, (b) qualified retirement plans or arrangements, (c) other employee compensation, severance or termination pay or welfare benefit plans, programs or arrangements or (d) any related trusts, insurance contracts or other funding arrangements maintained, established or contributed to by Blaze.

4.10

Compliance with Applicable Laws.

Blaze has and after giving effect to the transactions contemplated hereby will have in effect all Permits necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and to the Knowledge of Blaze there has occurred no default under any such Permit, except for the lack of Permits and for defaults under Permits which individually or in the aggregate would not have a Blaze Material Adverse Effect. To Blaze’s Knowledge, Blaze is in compliance with, and has no liability or obligation under, any applicable statute, law, ordinance, rule, order or regulation of any Governmental Entity, including any liability or obligation to undertake any remedial action under Hazardous Substances Laws (as hereinafter defined), except for instances of non-compliance, liabilities or obligations, which individually or in the aggregate would not have a Blaze Material Adverse Effect.

4.11

Insurance.

Blaze has no insurance policies in effect.

4.12

Litigation, etc.

As of the Effective Date, (a) there is no suit, claim, action or proceeding (at law or in equity) pending or, to the Knowledge of Blaze, threatened against Blaze (including, without limitation, any product liability claims) before any court or governmental or regulatory authority or body, and (b) Blaze is not subject to any outstanding order, writ, judgment, injunction, order, decree or arbitration order that, in any such case described in clauses (a) and (b), (i) could reasonably be expected to have, individually or in the aggregate, a Blaze Material Adverse Effect or (ii) involves an allegation of criminal misconduct or a violation of the Racketeer and Influenced Corrupt Practices Act. As of the Closing, there are no suits, actions, claims or proceedings pending or, to Blaze’s Knowledge, threatened, seeking to prevent, hinder, modify or challenge the transactions contemplated by this Agreement.

4.13

Contracts.

Except for its contract with Corporate Stock Transfer (“Transfer Agent”), pursuant to which Transfer Agent acts as the Blaze’s stock transfer agent, Blaze has no material contracts, leases, arrangements or commitments (whether oral or written) and is not a party to or bound by or affected by any contract, lease, arrangement or commitment (whether oral or written) relating to: (a) the employment of any Person; (b) collective bargaining with, or any representation of any employees by, any labor union or association; (c) the acquisition of services, supplies, equipment or other personal property; (d) the purchase or sale of real property; (e) distribution, agency or construction; (f) lease of real or personal property as lessor or lessee or sublessor or sublessee; (g) lending or advancing of funds; (h) borrowing of funds or receipt of credit; (i) incurring any obligation or liability; or (j) the sale of personal property.

4.14

Real Property.

Blaze does not own or lease any real property.

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4.15

Quotation.

As of the Effective Date, the Blaze Stock is and shall remain eligible for quotation on the Pink Sheets following the Closing.

4.16

Environmental Matters.

Blaze has not received any written notice from any Governmental Entity that there exists any violation of any Hazardous Substances Law (as hereinafter defined). Blaze has no Knowledge (a) of any Hazardous Substances (as hereinafter defined) present on, under or about any Blaze asset, and to Blaze’s Knowledge no discharge, spillage, uncontrolled loss, seepage or filtration of Hazardous Substances has occurred on, under or about any Blaze asset, (b) that any Blaze assets violates, or has at any time violated, any Hazardous Substance Laws, and (c) that there is a condition on any asset for which Blaze has an obligation to undertake any remedial action pursuant to Hazardous Substance Laws. For purposes hereof, “Hazardous Substances” means, without limitation (i) those substances included within definitions of any one or more of the terms “Hazardous Substance,” and “Hazardous Waste,” “Toxic Substance” and “Hazardous Material” in the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. § 90,601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901, et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq., the Occupational Safety and Health Act, 29 U.S.C. § 651, et seq., (insofar as it relates to employee health and safety in relation to exposure to Hazardous Substances) and any other local, state, federal or foreign laws or regulations related to the protection of public health or the environment (collectively, “Hazardous Substances Laws”); (ii) such other substances, materials or wastes as are or become regulated under, or as are classified as hazardous or toxic under Hazardous Substance Laws; and (iii) any materials, wastes or substances that can be defined as (v) petroleum products or wastes; (w) asbestos; (x) polychlorinated biphenyl; (y) flammable or explosive; or (z) radioactive.

4.17

Anti-takeover Plan: State Takeover Statutes.

Blaze does not have in effect any plan, scheme, device or arrangement, commonly or colloquially known as a “poison pill” or “anti-takeover” plan or any similar plan, scheme, device or arrangement. The Board of Directors of Blaze has approved this Agreement. No other state takeover statute or similar statute or regulation applies or purports to apply to the Exchange, this Agreement or any of the transactions contemplated by this Agreement.

4.18

Solicitation.

None of Blaze, its officers, directors, Affiliates or agents, or any other Person acting on its behalf has solicited, directly or indirectly, any Person to enter into a merger or similar business combination transaction with Blaze by any form of general solicitation, including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

4.19

Disclosure.

The representations and warranties and statements of fact made by Blaze in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

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ARTICLE V.
INDEMNIFICATION

5.1

Indemnification of EESV.

(a)

Blaze shall, from and after the Closing, indemnify, defend and hold harmless EESV, and EESV’s officers, directors, Affiliates or agents, and any other Person acting on its behalf (the “EESV Indemnified Parties”) against all losses, claims, damages, costs, expenses (including reasonable attorneys’ fees and expenses), liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (the “EESV Indemnified Liabilities”) based on, or arising out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case, to the fullest extent permitted under the laws of the State of Delaware.

(b)

The EESV Indemnified Parties shall have the right to conduct the defense of any action giving rise to a claim for indemnity under this Agreement with counsel of their own choosing.  EESV and Blaze agree that all rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action or suit, existing in favor of the EESV Indemnified Parties with respect to matters occurring through the Closing, shall survive the Exchange and shall continue in full force and effect for a period of not less than one year from the Closing; provided, however, that all rights to indemnification in respect of any EESV Indemnified Liabilities asserted or made within such period shall continue until the disposition of such EESV Indemnified Liabilities.

(c)

The provisions of this Section 5.1 are intended to be for the benefit of, and shall be enforceable by, each EESV Indemnified Party, his or her heirs and his or her personal representatives and shall be binding upon all successors and assigns of Blaze and EESV.

5.2

Indemnification of Blaze.

(a)

EESV shall, from and after the Closing, indemnify, defend and hold harmless Blaze and Blaze’s officers, directors, Affiliates or agents, and any other Person acting on its behalf (the “Blaze Indemnified Parties”) against all losses, claims, damages, costs, expenses (including reasonable attorneys’ fees and expenses), liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (the “Blaze Indemnified Liabilities”) based on, or arising out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case, to the fullest extent permitted under the laws of the State of Delaware.

(b)

The Blaze Indemnified Parties shall have the right to conduct the defense of any action giving rise to a claim for indemnity under this Agreement with counsel of their own choosing.  EESV and Blaze agree that all rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action or suit, existing in favor of the Blaze Indemnified Parties with respect to matters occurring through the Closing, shall survive the Exchange and shall continue in full force and effect for a period of not less than one year from the Closing; provided, however, that all rights to indemnification in respect of any Blaze Indemnified Liabilities asserted or made within such period shall continue until the disposition of such Blaze Indemnified Liabilities.

(c)

The provisions of this Section 5.2 are intended to be for the benefit of, and shall be enforceable by, each Blaze Indemnified Party, his or her heirs and his or her personal representatives and shall be binding upon all successors and assigns of Blaze and EESV.

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ARTICLE VI.
CONDITIONS PRECEDENT

6.1

Conditions to Each Party’s Obligation to Effect the Exchange.

The respective obligation of each party to effect the Exchange is subject to the satisfaction or written waiver of the following conditions:

(a)

No Injunctions or Restraints. No statute, rule, regulation, temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Exchange shall be in effect; provided, however, that the party invoking this condition shall use its best efforts to have any such temporary restraining order, injunction, order, restraint or prohibition vacated.

(b)

Governmental and Regulatory Consents. All material filings required to be made prior to the Closing with, and all material consents, approvals, permits and authorizations required to be obtained prior to the Closing from, Governmental Entities, in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by EESV and Blaze will have been made or obtained (as the case may be).

6.2

Conditions to Obligations of EESV.

The obligations of EESV to effect the Exchange are further subject to the satisfaction or written waiver on or prior to the Closing of the following conditions:

(a)

Representations and Warranties.  The representations and warranties of Blaze set forth in Article IV that are qualified as to materiality or Material Adverse Effect shall be true and correct and the representations and warranties of Blaze set forth in Article IV that are not so qualified shall be true and correct in all material respects, in each case as of the Closing, except to the extent such representations and warranties speak as of an earlier date. In addition, all such representations and warranties shall be true and correct as of the Closing, except to the extent such representation or warranty speaks of an earlier date (without regard to any qualifications for materiality or Material Adverse Effect) except to the extent that any such failure to be true and correct (other than any such failure the effect of which is immaterial) individually and in the aggregate with all such other failures would not have a Material Adverse Effect, and EESV shall have received a certificate signed on behalf of Blaze by the chief executive officer of Blaze to the effect set forth in this paragraph.

(b)

Performance of Obligations of Blaze.  Blaze shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing.

(c)

Board Representation.  At the Closing and pursuant to a written consent to action of the Board of Directors of Blaze, the Board of Directors (a) shall appoint A. Leon Blaser, Greg Holsted, Michael Thompson and Vaughn Featherstone as member(s) of the Board of Directors, and (b) all existing officers and directors shall resign as officers of Blaze.

6.3

Conditions to Obligations of Blaze.

The obligation of Blaze to effect the Exchange is further subject to the satisfaction or written waiver on or prior to Closing of the following conditions:

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(a)

Representations and Warranties. The representations and warranties of EESV set forth in Article III that are qualified as to materiality or Material Adverse Effect shall be true and correct and the representations and warranties of EESV set forth in Article III set forth in Article III that are not so qualified shall be true and correct in all material respects, in each case as of the Closing. In addition, all such representations and warranties shall be true and correct as of the Closing, except to the extent such representation or warranty speaks of an earlier date (without regard to any qualifications for materiality or Material Adverse Effect) except to the extent that any such failure to be true and correct (other than any such failure the effect of which is immaterial) individually and in the aggregate with all such other failures would not have a Material Adverse Effect, and Blaze shall have received a certificate signed on behalf of EESV by the president of EESV to the effect set forth in this paragraph.

(b)

Performance of Obligations of EESV. EESV shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing.

ARTICLE VII.
GENERAL PROVISIONS

7.1

Survival of Representations and Warranties.

Except as otherwise contemplated herein, the representations and warranties in this Agreement and in any instrument delivered pursuant to this Agreement shall survive the Closing for a period of one year.

7.2

Fees and Expenses.

Each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby.

7.3

Definitions.

For purposes of this Agreement, and except as otherwise defined in this Agreement:

(a)

“Affiliate” of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

(b)

“Governmental Entity” means any domestic or foreign governmental agency or regulatory authority;

(c)

“Knowledge” means actual knowledge.  In order for an individual to have Knowledge of a fact or matter, the individual must be actually aware of that fact or matter.  A Person (other than an individual) will be deemed to have Knowledge of a particular fact or matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor or trustee of that Person (or in any similar capacity) has, or at any time had, Knowledge of that fact or matter.

(d)

“Liens” means, collectively, all material pledges, claims, liens, charges, mortgages, conditional sale or title retention agreements, hypothecations, collateral assignments, security interests, easements and other encumbrances of any kind or nature whatsoever;

(e)

“Material Adverse Effect” with respect to any Person means an event that has had or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of such Person and its subsidiaries taken as a whole;

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(f)

“Permits” means federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits an rights; and

(g)

“Person” means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

(h)

“Record” means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

(i)

“Securities Act” means the Securities Act of 1933, as amended.

7.4

Usage.

In this Agreement, unless a clear contrary intention appears:

(a)

the singular number includes the plural number and vice versa;

(b)

reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

(c)

reference to any gender includes each other gender or, in the case of an entity, the neuter;

(d)

reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof, and shall be deemed to refer as well to all addenda, exhibits and schedules;

(e)

reference to a Section or Schedule, such reference shall be to a Section of, or a Schedule to, this Agreement unless otherwise indicated

(f)

reference to any law means such law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any law means that provision of such law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

(g)

the table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(h)

“hereunder”, “hereof”, “hereto” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision thereof;

(i)

“including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;

(j)

“or” is used in the inclusive sense of “and/or;” and

(k)

with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding.”

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7.5

Counterparts.

This Agreement may be executed in two or more counterparts.

7.6

Entire Agreement; Third-Party Beneficiaries.

This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement is not intended to confer upon any Person other than the parties hereto and the third party beneficiaries referred to in the following sentence, any rights or remedies. The parties hereto expressly intend the provisions of Sections 5.1 and 5.2 to confer a benefit upon and be enforceable by, as third party beneficiaries of this Agreement, the third Persons referred to in, or intended to be benefited by, such provisions.

7.7

Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF IDAHO REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

7.8

Assignment.

Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, and any such assignment that is not consented to shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

7.9

Enforcement.

The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Idaho, this being in addition to any other remedy to which they are entitled at law or in equity.

7.10

Severability.

Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

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IN WITNESS WHEREOF, Blaze, EESV have executed this Agreement to be effective as of the Effective Date.

BLAZE:

BLAZE ENERGY CORP.

/s/ A. Leon Blaser

By:__________________________
A. Leon Blaser, CEO

EESV:

ENVIRONMENTAL ENERGY SERVICES, INC.

/s/ A. Leon Blaser

By:__________________________
A. Leon Blaser, CEO

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